Exhibit 99.1

Red Cat Announces Reverse Merger with TimeFireVR

Stock continues to be listed on OTC markets as “TFVR”

Santurce, Puerto Rico - May 16, 2019 - Red Cat, Inc. (“Red Cat”) a leading provider of distributed data storage, analytics and services for the drone industry, today announced the successful completion of a reverse merger with TimeFireVR, d/b/a TeraForge.

“With the commercial drone industry growing at 170 percent annually, and the FAA recently granting airline status to Google Wing's drone fleet for deliveries, we believe Red Cat is well positioned to help transform this rapidly evolving ecosystem,” said Jeff Thompson, Red Cat CEO. “We expect to see an increase in FAA approvals for other large companies and believe that Red Cat can play a pivotal role with large drone fleets for privacy, insurance, and regulatory compliance as a trusted third party utilizing blockchain technology. With access to the public markets, our focus will be on rapid growth through acquisitions and continued development of our SaaS platform and to better utilize the hash power of the mining rigs we now own and operate.”

Red Cat was founded in March 2016 to address a growing need in the rapidly evolving drone ecosystem for a simple and secure data storage and analytics solution. Red Cat developed the industry’s first black box drone flight recorder and distributed system with security and encryption that regulators and insurance companies can trust. The company also provides Blockchain-Based Distributed Storage where stored data (GPS maps and logs; video and photos; telemetry logs) is secured and encrypted, enabling compliant operations and privacy for pilots data.

In April 2019, Red Cat became a founding member of the First Person View (FPV) Freedom Coalition after the coalition’s official launch as a 501(c)(3) organization. As part of the coalition, Red Cat will continue advocating for airspace for recreational drone pilots and FPV operators, provide safety and education guidelines compliant with the FAA (Federal Aviation Administration), and integrate the FPV community into the regulatory framework as an FAA community-based organization (CBO).

Red Cat was acquired by TimeFireVR, Inc. (OTC:TFVR), which will continue business through its new subsidiary, Red Cat, under a new management team headed by Red Cat founder and CEO, Jeff Thompson. The company’s shares currently trade on the OTC Markets under the symbol TFVR. The company intends to file necessary applications to change the stock symbol to RCAT and name to Red Cat Propware, Inc.

About Red Cat

Red Cat is a leading provider of secure blockchain-based distributed storage, analytics and SaaS for the drone industry. Through its innovative products and leadership, Red Cat provides solutions for regulators to track and review flight data, insurance companies to insure drones, and pilots to become compliant with regulations. Red Cat’s success is driven by a commitment to deliver unrivaled innovation that makes drones trackable, accountable and the sky a safer place. Red Cat is headquartered in San Juan, Puerto Rico. For more information, visit www.redcatpropware.com.

About TeraForge

TimefireVR Inc., d/b/a TeraForge, is an Arizona based technology company focused on strategic investments in blockchain and cryptocurrency technologies. TeraForge is forging financial and technical innovation for blockchain enterprises through investments in tools, systems, and applications that will provide support for the blockchain and digital currency industries. TeraForge is actively seeking to acquire exciting young companies as well as pure technology teams in a variety of blockchain related fields.

Forward-Looking Statements

Certain statements contained in this press release are "forward-looking statements" within the meaning of applicable federal securities laws, including, without limitation, anything relating or referring to future financial results and plans for future business development activities, and are thus prospective. Forward-looking statements are inherently subject to risks and uncertainties some of which cannot be predicted or quantified based on current expectations. Such risks and uncertainties include, without limitation, the risks and uncertainties set forth from time to time in reports filed by the company with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct. Consequently, future events and actual results could differ materially from those set forth in, contemplated by, or underlying the forward the forward-looking statements contained herein. The company undertakes no obligation to publicly release statements made to reflect events or circumstances after the date hereof.